Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Fourth Quarter & Fiscal 2014 Results & Provides Outlook for Fiscal 2015

Industry-Leading Free Cash Flow Projected To Strengthen in F’15 from Recently Announced Acquisitions & New Consumer Platforms

TARRYTOWN, N.Y.--(BUSINESS WIRE)--May 15, 2014-- Prestige Brands Holdings, Inc. (NYSE-PBH) (“the Company”) today announced results for the fourth quarter and the fiscal year ended March 31, 2014.

Reported fiscal fourth quarter net revenues were $144.3 million, a decrease of 6.6% over the prior year comparable quarter's revenues of $154.5 million. Reported net revenues for the fiscal year ended March 31, 2014 were $601.9 million, a decrease of 3.5% over the prior fiscal year’s revenues of $623.6 million.

Reported net income for the fiscal fourth quarter was $16.0 million, or $0.30 per diluted share, a decrease of 17.3% over the prior year comparable period’s results of $19.3 million or $0.37 per diluted share. Adjusted earnings per share for the quarter were $0.35 compared to $0.36 for the fiscal fourth quarter of 2013. Adjusted earnings per share for the fiscal fourth quarters of both 2014 and 2013 exclude costs related to acquisitions and financing-related items. Adjusted earnings per share for the fourth quarter of fiscal 2013 also excludes the impact of tax rate adjustments.

Reported net income for fiscal 2014 was $72.6 million, or $1.39 per diluted share, 10.8% higher than the prior fiscal year’s results of $65.5 million or $1.27 per diluted share. Adjusted earnings per share for fiscal year 2014 were $1.53 compared to $1.50 for fiscal year 2013. Adjusted earnings per share for both the current and the prior fiscal years exclude costs related to acquisitions, financing, and other specified items.

Fiscal fourth quarter revenues for the Over-the-Counter Healthcare segment (OTC) were $122.7 million, 8.3% lower than the prior year's fourth quarter revenues of $133.8 million. For fiscal 2014, OTC segment revenues were $513.8 million, a decrease of 4.3% over the prior fiscal year results of $536.9 million. The decrease in revenues in the OTC segment for both the fourth quarter and full fiscal year was driven by lower cough/cold incidence levels, the impact of the return of competitive products to the marketplace, and changes in retailer inventory levels. Revenues for the Household Cleaning segment, which represents less than 15% of overall Company revenues, were $21.5 million for the fiscal fourth quarter, an increase of 3.9% over the prior year's fourth quarter results of $20.7 million. For fiscal 2014, the Household Cleaning segment revenues were $88.0 million, an increase of 1.5% over fiscal 2013 revenues of $86.7 million.

Commentary and Outlook for F’15
“With fiscal year 2014 adjusted earnings per share of $1.53, we exceeded our most recent projected guidance range of $1.48 to $1.52,” said Matthew M. Mannelly, CEO. “Our three-prong strategy continued to drive shareholder value creation in fiscal 2014 through investments in brand-building, generating industry-leading free cash flow, and strategic M&A. In fiscal 2015, we remain focused on this strategy as we complete and integrate both the Hydralyte™ brand and Insight Pharmaceuticals acquisitions and begin our brand-building investments in earnest for the acquired brands. As we previously stated, on a pro forma basis, the two acquisitions would result in revenues and adjusted EBITDA for the Company of approximately $800 million and $300 million, respectively, with pro forma adjusted earnings per share in the range of $1.90 to $2.00. The acquisitions strengthen the Company, providing new OTC platforms in hydration and feminine care, expanding other platforms, while also growing our presence in Australasia,” he said.

“We anticipate revenue growth in the range of 15% to 18% for fiscal 2015 based on the closing of the Hydralyte transaction on April 30, 2014 and the anticipated closing of the Insight transaction at the end of the first half of the fiscal year, pending regulatory approval. This growth reflects the impact of investments in our core brands as well as the addition of the two acquisitions. We anticipate a revenue increase of approximately 30% in the second half of the year due to core brand growth and the timing of the closing of the Insight transaction. For the first half of fiscal 2015, revenues are expected to be flat year-over-year as we comp against strong performance in the prior year period and build our brands in the current challenging retail environment.”

Mr. Mannelly continued, “We project fiscal 2015 adjusted earnings per share of $1.75 to $1.85, based on our expected closing of the Insight transaction at the end of the first half of the fiscal year. As a result, our free cash flow generation is expected to be strong and total approximately $150 million for the fiscal year, which will allow the Company to rapidly de-lever and provide flexibility for investment in brand-building. As we begin the new fiscal year, we will continue to drive the long-term value creation strategy which has enabled our impressive growth over the last five years, bringing us closer to our stated goal of becoming a billion dollar OTC products company,” he said.

Free Cash Flow and Debt Reduction
The Company's free cash flow for the fiscal year ended March 31, 2014 totaled $129.0 million, ahead of expectations, and an increase of 1.3% over the prior fiscal year free cash flow of $127.3 million. On a per share basis, free cash flow for the full fiscal year ended March 31, 2014 translates to $2.46 per share compared to $2.48 per share for the year ended March 31, 2013.

The Company's net debt at March 31, 2014 was $909.2 million, reflecting a reduction of a total of $47.1 million during the fiscal fourth quarter. At March 31, 2014, the Company's covenant-defined leverage ratio was approximately 4.25x, even with the prior year level.

Q4 & Fiscal Year-End Conference Call & Presentation
The Company will host a conference call to review its fourth quarter results on May 15, 2014 at 8:30 am EDT. The toll-free dial-in numbers are 800-322-2803 within North America and 617-614-4925 outside of North America. The conference pass code is "prestige". The Company will provide a live Internet webcast, a presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investors page of the Company's website at ir.prestigebrands.com. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America and at 617-801-6888 from outside North America. The pass code is 52987345.

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, and in certain international markets. Core brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, the Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

Non-GAAP Pro Forma Projected Full Fiscal Year 2015 Financial Measures
Pro forma adjusted EBITDA is a non-GAAP financial measure and is arrived at by taking pro forma net income of $89 million and adding back depreciation and amortization of $31 million, interest expense of $103 million, taxes of $52 million, and $25 million of transition, integration and other items to arrive at projected non-GAAP pro forma adjusted EBITDA of $300 million. Pro forma adjusted earnings per share is a non-GAAP financial measure arrived at by taking pro forma net income of $1.60 to $1.70 and adding back $0.30 of transition, integration and other items to arrive at $1.90 to $2.00 of adjusted earnings per share. This assumes ownership of both acquisitions for the full fiscal year.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as “guidance," "outlook," "strategy," “goal,” "project," "will," "would,"

"expect," "anticipate," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding our expected future operating results including revenues, adjusted earnings per share, and free cash flow, our strategy and focus, investments in brand-building, rapid deleveraging, the timing of the closing of the Insight transaction, the projected pro forma revenues, adjusted EBITDA and earnings per share, and the integration of the Hydralyte and Insight acquisitions. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, competition in our industry, the success of our new product introductions and integration of newly acquired products, failure to satisfy the closing conditions for the Insight acquisition, general economic and business conditions, unexpected costs, and lower than expected revenues or cash flow from the Company’s acquisitions. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2013, and other periodic reports filed with the Securities and Exchange Commission.
Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except per share data)	2014	2013	2014	2013
Revenues
Net sales	$142,795	$153,659	$596,954	$620,394
Other revenues	1,461	854	4,927	3,203
Total revenues	144,256	154,513	601,881	623,597

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	64,216	66,443	261,830	276,381
Gross profit	80,040	88,070	340,051	347,216

Operating Expenses
Advertising and promotion	18,714	23,259	89,468	90,630
General and administrative	13,091	11,353	48,481	51,467
Depreciation and amortization	3,280	3,285	13,486	13,235
Total operating expenses	35,085	37,897	151,435	155,332
Operating income	44,955	50,173	188,616	191,884

Other (income) expense
Interest income	(16)	(4)	(60)	(13)
Interest expense	14,994	18,242	68,642	84,420
Loss on extinguishment of debt	3,274	1,443	18,286	1,443
Total other expense	18,252	19,681	86,868	85,850

Income before income taxes	26,703	30,492	101,748	106,034
Provision for income taxes	10,702	11,143	29,133	40,529
Net income	$16,001	$19,349	$72,615	$65,505

Earnings per share:
Basic	$0.31	$0.38	$1.41	$1.29
Diluted	$0.30	$0.37	$1.39	$1.27

Weighted average shares outstanding:
Basic	51,893	51,147	51,641	50,633
Diluted	52,513	51,913	52,349	51,440

Comprehensive income, net of tax:
Currency translation adjustments	2,414	(114)	843	(91)
Total other comprehensive income (loss)	2,414	(114)	843	(91)
Comprehensive income	$18,415	$19,235	$73,458	$65,414

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	March 31, 2014	March 31, 2013
Current assets
Cash and cash equivalents	$28,331	$15,670
Accounts receivable, net	65,050	73,053
Inventories	65,586	60,201
Deferred income tax assets	6,544	6,349
Prepaid expenses and other current assets	11,674	8,900
Total current assets	177,185	164,173

Property and equipment, net	9,597	9,896
Goodwill	190,911	167,546
Intangible assets, net	1,394,817	1,373,240
Other long-term assets	23,153	24,944
Total Assets	$1,795,663	$1,739,799

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$48,286	$51,376
Accrued interest payable	9,626	13,894
Other accrued liabilities	26,446	31,398
Total current liabilities	84,358	96,668

Long-term debt
Principal amount	937,500	978,000
Less unamortized discount	(3,086)	(7,100)
Long-term debt, net of unamortized discount	934,414	970,900

Deferred income tax liabilities	213,204	194,288
Other long-term liabilities	327	—
Total Liabilities	1,232,303	1,261,856

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Preferred share rights	—	283
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued – 52,021 shares and 51,311 shares at March 31, 2014 and 2013, respectively	520	513
Additional paid-in capital	414,387	401,691
Treasury stock, at cost – 206 shares at March 31, 2014 and 181 at March 31, 2013	(1,431)	(687)
Accumulated other comprehensive income (loss), net of tax	739	(104)
Retained earnings	149,145	76,247
Total Stockholders' Equity	563,360	477,943

Total Liabilities and Stockholders' Equity	$1,795,663	$1,739,799

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended March 31,
(In thousands)	2014	2013
Operating Activities
Net income	$72,615	$65,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,486	13,235
Deferred income taxes	19,012	25,505
Amortization of deferred financing costs	7,102	9,832
Stock-based compensation costs	5,146	3,772
Loss on extinguishment of debt	18,286	1,443
Premium payment on 2010 Senior Notes	(15,527)	—
Amortization of debt discount	3,410	4,632
Lease termination costs	—	975
(Gain) loss on sale or disposal of property and equipment	(3)	103
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	9,735	(12,882)
Inventories	(2,850)	(9,342)
Prepaid expenses and other current assets	(2,130)	3,096
Accounts payable	(4,641)	24,677
Accrued liabilities	(12,059)	7,054
Net cash provided by operating activities	111,582	137,605

Investing Activities
Purchases of property and equipment	(2,764)	(10,268)
Proceeds from sale of property and equipment	3	15
Proceeds from sale of Phazyme brand	—	21,700
Acquisition of brands from GSK purchase price adjustments	—	(226)
Acquisition of Care Pharmaceuticals, less cash acquired	(55,215)	—
Net cash (used in) provided by investing activities	(57,976)	11,221

Financing Activities
Proceeds from issuance of 2013 Senior Notes	400,000	—
Repayment of 2010 Senior Notes	(250,000)	—
Repayment of 2012 Term Loan	(157,500)	(190,000)
Payment of deferred financing costs	(7,466)	(1,146)
Repayments under revolving credit agreement	(83,000)	(15,000)
Borrowings under revolving credit agreement	50,000	48,000
Proceeds from exercise of stock options	5,907	6,029
Excess tax benefits from share-based awards	1,650	—
Fair value of shares surrendered as payment of tax withholding	(744)	—
Net cash used in financing activities	(41,153)	(152,117)

Effects of exchange rate changes on cash and cash equivalents	208	(54)
Increase (decrease) in cash and cash equivalents	12,661	(3,345)
Cash and cash equivalents - beginning of year	15,670	19,015
Cash and cash equivalents - end of year	$28,331	$15,670

Interest paid	$62,357	$69,641
Income taxes paid	$11,020	$10,624

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended March 31, 2014			Year Ended March 31, 2014
	OTC Healthcare	Household Cleaning	Consolidated	OTC Healthcare	Household Cleaning	Consolidated
(In thousands)
Net sales	$122,386	$20,409	$142,795	$513,056	$83,898	$596,954
Other revenues	329	1,132	1,461	791	4,136	4,927
Total revenues	122,715	21,541	144,256	513,847	88,034	601,881
Cost of sales	48,064	16,152	64,216	197,442	64,388	261,830
Gross profit	74,651	5,389	80,040	316,405	23,646	340,051
Advertising and promotion	18,203	511	18,714	86,578	2,890	89,468
Contribution margin	$56,448	$4,878	61,326	$229,827	$20,756	250,583
Other operating expenses			16,371			61,967
Operating income			44,955			188,616
Other expense			18,252			86,868
Income before income taxes			26,703			101,748
Provision for income taxes			10,702			29,133
Net income			$16,001			$72,615

	Three Months Ended March 31, 2013			Year Ended March 31, 2013
	OTC Healthcare	Household Cleaning	Consolidated	OTC Healthcare	Household Cleaning	Consolidated
(In thousands)
Net sales	$133,614	$20,045	$153,659	$536,247	$84,147	$620,394
Other revenues	164	690	854	684	2,519	3,203
Total revenues	133,778	20,735	154,513	536,931	86,666	623,597
Cost of sales	51,405	15,038	66,443	211,654	64,727	276,381
Gross profit	82,373	5,697	88,070	325,277	21,939	347,216
Advertising and promotion	22,228	1,031	23,259	84,537	6,093	90,630
Contribution margin	$60,145	$4,666	64,811	$240,740	$15,846	256,586
Other operating expenses			14,638			64,702
Operating income			50,173			191,884
Other expense			19,681			85,850
Income before income taxes			30,492			106,034
Provision for income taxes			11,143			40,529
Net income			$19,349			$65,505

About Non-GAAP Financial Measures
We define Non-GAAP Total Revenues excluding acquisitions and divestitures as GAAP Total Revenues excluding revenues associated with products acquired or divested in the periods presented. We define Non-GAAP Adjusted Total Revenues as GAAP Total Revenues excluding additional transition sales costs associated with acquisitions. We define Non-GAAP Adjusted Gross Margin as Gross Profit before certain acquisition and integration-related costs.We define Non-GAAP Adjusted Operating Income as Operating Income minus certain other legal and professional fees, and other acquisition and integration related costs. We define Non-GAAP EBITDA as earnings before net interest expense (income), income taxes, and depreciation and amortization, and Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, and depreciation and amortization, loss on extinguishment of debt, certain other legal and professional fees, and acquisition-related costs.We define Non-GAAP Adjusted Net Income as Net Income before, loss on extinguishment of debt, accelerated amortization of debt discount and debt issue costs, certain other legal and professional fees, acquisition and integration-related costs, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Operating Cash Flow as net cash provided by operating activities less premium payments to extinguish debt and accelerated interest payments due to debt refinancing. We define Non-GAAP Free Cash Flow as Net Cash provided by operating activities less premium payments to extinguish debt, accelerated interest payments due to debt refinancing and cash paid for capital expenditures. Non-GAAP Free Cash Flow per Share is calculated based on Non-GAAP Free Cash Flow, divided by the weighted average number of common and potential common shares outstanding during the period. Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Adjusted Total Revenues, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Adjusted Total Revenues, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share because they provide additional ways to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provide a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Adjusted Total Revenues, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Adjusted Total Revenues, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted EPS internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Adjusted Total Revenues, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share has limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as Total Revenues, Gross Profit, Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The following tables set forth the reconciliation of Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Adjusted Total Revenues, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share, all of which are non-GAAP financial measures, to GAAP total Revenues, to GAAP Gross Profit, GAAP Operating Income, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues excluding acquisitions and divestitures:

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
(In thousands)
GAAP Total Revenues	$144,256	$154,513	$601,881	$623,597
Adjustments: (1)
Care revenues	—	—	(10,498)	—
Phazyme revenues	—	—	—	(3,568)
Total adjustments	—	—	(10,498)	(3,568)
Non-GAAP Total Revenues excluding acquisitions and divestitures	$144,256	$154,513	$591,383	$620,029
(1) Revenue adjustments relate to our OTC Healthcare segment

Reconciliation of GAAP Gross Margin to Non-GAAP Adjusted Total Revenues and GAAP Gross Profit to Non-GAAP Adjusted Gross Margin:

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
(In thousands)
GAAP Total Revenues	$144,256	$154,513	$601,881	$623,597
Adjustments: (1)
Additional slotting costs associated with GSK	—	—	—	411
Total adjustments	—	—	—	411
Non-GAAP Adjusted Total Revenues	$144,256	$154,513	$601,881	$624,008

GAAP Gross Profit	$80,040	$88,070	$340,051	$347,216
Adjustments:
Additional slotting costs associated with GSK	—	—	—	411
Inventory step-up charge associated with acquisitions	—	—	577	23
Care acquisition inventory costs	—	—	407	—
Additional product testing costs associated with GSK	—	—	—	220
Additional supplier transition costs associated with GSK	—	—	—	5,426
Total adjustments	—	—	984	6,080
Non-GAAP Adjusted Gross Margin	$80,040	$88,070	$341,035	$353,296
Non-GAAP Adjusted Gross Margin %	55.5%	57.0%	56.7%	56.6%
(1) Revenue adjustments relate to our OTC Healthcare segment

Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income:

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
(In thousands)
GAAP Operating Income	$44,955	$50,173	$188,616	$191,884
Adjustments:
Additional sales costs associated with GSK (1)	—	—	—	411
Inventory step-up charge associated with acquisitions (1)	—	—	577	23
Care acquisition related inventory costs (1)	—	—	407	—
Additional product testing costs associated with GSK (1)	—	—	—	220
Additional supplier transition costs associated with GSK (1)	—	—	—	5,426
Legal and professional fees associated with acquisitions (2)	443	—	1,111	98
Unsolicited proposal costs (2)	—	—	—	534
Transition and integration costs associated with GSK (2)	—	—	—	5,811
Total adjustments	443	—	2,095	12,523
Non-GAAP Adjusted Operating Income	$45,398	$50,173	$190,711	$204,407
(1) Adjustments relate to our OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
(In thousands)
GAAP Net Income	$16,001	$19,349	$72,615	$65,505
Interest expense, net	14,978	18,238	68,582	84,407
Income tax provision	10,702	11,143	29,133	40,529
Depreciation and amortization	3,280	3,285	13,486	13,235
Non-GAAP EBITDA:	44,961	52,015	183,816	203,676
Adjustments:
Additional sales costs associated with GSK (1)	—	—	—	411
Inventory step-up charge associated with acquisitions (1)	—	—	577	23
Care acquisition related inventory costs (1)	—	—	407	—
Additional product testing costs associated with GSK (1)	—	—	—	220
Additional supplier transaction costs associated with GSK (1)	—	—	—	5,426
Legal and professional fees associated with acquisitions (2)	443	—	1,111	98
Unsolicited proposal costs (2)	—	—	—	534
Transition and integration costs associated with GSK(2)	—	—	—	5,811
Loss on extinguishment of debt	3,274	1,443	18,286	1,443
Total adjustments	3,717	1,443	20,381	13,966
Non-GAAP Adjusted EBITDA	$48,678	$53,458	$204,197	$217,642
(1) Adjustments relate to our OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended March 31,				Year Ended March 31,
	2014	2014 Adjusted EPS	2013	2013 Adjusted EPS	2014	2014 Adjusted EPS	2013	2013 Adjusted EPS
(In thousands)
GAAP Net Income	$16,001	$0.30	$19,349	$0.37	$72,615	$1.39	$65,505	$1.27
Adjustments:				—
Additional sales costs associated with GSK (1)	—	—	—	—	—	—	411	0.01
Inventory step-up charge associated with acquisitions (1)	—	—	—	—	577	0.01	23	—
Care acquisition related inventory costs (1)	—	—	—	—	407	0.01	—	—
Additional product testing costs associated with GSK (1)	—	—	—	—	—	—	220	—
Additional supplier transition costs associated with GSK (1)	—	—	—	—	—	—	5,426	0.11
Legal and professional fees associated with acquisitions (2)	443	0.01	—	—	1,111	0.02	98	—
Unsolicited proposal costs (2)	—	—	—	—	—	—	534	0.01
Transition and integration costs associated with GSK (2)	—	—	—	—	—	—	5,811	0.11
Accelerated amortization of debt discount and debt issue costs	365	0.01	—	—	5,477	0.10	7,746	0.15
Loss on extinguishment of debt	3,274	0.06	1,443	0.03	18,286	0.35	1,443	0.03
Tax impact of adjustments	(1,459)	(0.03)	(409)	(0.01)	(9,100)	(0.17)	(8,329)	(0.16)
Impact of state tax adjustments	—	—	(1,741)	(0.03)	(9,465)	(0.18)	(1,741)	(0.03)
Total adjustments	2,623	0.05	(707)	(0.01)	7,293	0.14	11,642	0.23
Non-GAAP Adjusted Net Income and Adjusted EPS	$18,624	$0.35	$18,642	$0.36	$79,908	$1.53	$77,147	$1.50
(1) Adjustments relate to our OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share:

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
(In thousands)
GAAP Net cash provided by operating activities	$30,722	$36,729	$111,582	$137,605
Premium payment on 2010 Senior Notes	2,759	—	15,527	—
Accelerated interest payments due to debt refinancing	1,162	—	4,675	—
Non-GAAP Operating Cash Flow	34,643	36,729	131,784	137,605
Additions to property and equipment for cash	(106)	(1,346)	(2,764)	(10,268)
Non-GAAP Free Cash Flow	$34,537	$35,383	$129,020	$127,337

Non-GAAP Free Cash Flow per Share	$0.66	$0.68	$2.46	$2.48

Reconciliation of GAAP Net Income and EPS to Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share:

	Three Months Ended March 31,				Year Ended March 31,
	2014	2014 Free Cash Flow per Share	2013	2013 Free Cash Flow per Share	2014	2014 Free Cash Flow per Share	2013	2013 Free Cash Flow per Share
(In thousands)
GAAP Net Income	$16,001	$0.30	$19,349	$0.37	$72,615	$1.39	$65,505	$1.27
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	15,300	0.29	17,465	0.34	50,912	0.97	59,497	1.16
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(579)	(0.01)	(85)	—	(11,945)	(0.23)	12,603	0.25
Total adjustments	14,721	0.28	17,380	0.34	38,967	0.74	72,100	1.41
GAAP Net cash provided by operating activities	30,722	0.58	36,729	0.71	111,582	2.13	137,605	2.68
Premium payment on 2010 Senior Notes	2,759	0.06	—	—	15,527	0.30	—	—
Accelerated interest payments due to debt refinancing	1,162	0.02	—	—	4,675	0.09	—	—
Non-GAAP Operating Cash Flow	34,643	0.66	36,729	0.71	131,784	2.52	137,605	2.68
Additions to property and equipment for cash	(106)	—	(1,346)	(0.03)	(2,764)	(0.06)	(10,268)	(0.20)
Non-GAAP Free Cash Flow	$34,537	$0.66	$35,383	$0.68	$129,020	$2.46	$127,337	$2.48

Guidance for Fiscal Year 2015:

Reconciliation of Projected 2015 EPS:

	2015 Projected EPS(a)
	Low	Low
Projected FY'15 GAAP EPS	$1.45	$1.45
Adjustments:
Legal, professional, integration and other acquisition related charges	0.30	0.30
Total Adjustments	0.30	0.30
Projected FY'15 Non-GAAP Adjusted EPS	$1.75	$1.75
(A) Assumes anticipated closing of the Insight Pharmaceuticals transaction at the end of the first half of fiscal year 2015.

Reconciliation of Projected 2015 Free Cash Flow:

2015 Projected Free Cash Flow
(In thousands)
Projected FY'15 GAAP Net cash provided by operating activities	$156
Additions to property and equipment for cash	(6)
Projected FY'15 Non-GAAP Free Cash Flow	$150